CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-181507 on Form N-1A of our report dated June 14, 2013, related to the statement of assets and liabilities of First Trust Morningstar Futures Strategy Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 24, 2013